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                                                                     EXHIBIT 5.1

                          [KIRKLAND & ELLIS LETTERHEAD]


                                 April 22, 2002



Tower Automotive
5211 Cascade Road SE, Suite 300
Grand Rapids, MI 49546

Ladies and Gentlemen:

         We are acting as special counsel to Tower Automotive, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 17,250,000 shares of its Common Stock, par value $.01 per share (the "Shares"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"). All of the Shares to be registered pursuant to the Registration Statement are being offered by the Company.

         In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company and (ii) minutes, resolutions and records of the corporate proceedings of the Company with respect to the issuance and sale of the Shares.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized, and when (i) the Registration Statement becomes effective under the Securities Act of 1933, as amended, (ii) the Board of Directors of the Company has taken all necessary action to approve the issuance and sale of the Shares, (iii) the Shares have been issued in accordance




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                          [KIRKLAND & ELLIS LETTERHEAD]


Tower Automotive
April 22, 2002
Page 2



with the terms of the Underwriting Agreement, upon receipt of the consideration contemplated thereby, and (iv) certificates representing the Shares have been duly executed and delivered on behalf of the Company and duly registered by the Company's transfer agent, the Shares will be validly issued, fully paid and nonassessable.

         Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, the Constitution of the State of Delaware and reported judicial decisions interpreting such laws.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

                                         Sincerely,

                                         /s/ KIRKLAND & ELLIS

                                         Kirkland & Ellis